PATRICIO ZALDÍVAR MACKENNA
SANTIAGO NOTARY PUBLIC
EIGHTEENTH NOTARY'S OFFICE

Notary's Registry No.16,366 / 2000 RVA05737 Lw 43551

AGREEMENT OF CHAPTER XXVI,

HEADING I OF THE COMPENDIUM OF FOREIGN EXCHANGE RULES

BETWEEN

THE CHILEAN CENTRAL BANK

AND

CITIBANK N.A., NEW YORK

AND

ENERSIS S.A.

In Santiago, Chile, on October twelve, year two thousand, the following parties come before me, **PATRICIO ZALDÍVAR MACKENNA,** an attorney by profession, holder of the license of the Santiago Eighteenth Notary's Office, domiciled at Bandera three hundred forty one, office eight hundred fifty seven: Mr. GUILLERMO LE FORT VARELA, a Chilean citizen, married, a commercial engineer by profession, holder of identity card number five million eight hundred ninety four thousand six hundred sixty nine dash nine, domiciled in this city at Agustinas number one thousand one hundred eighty, as General Manager of the International Division of the CHILEAN CENTRAL BANK, and representative thereof, as certified, a legal person domiciled at the same address, hereinafter, the

"BANK"; Mr. ARIEL SEVI, an Argentinean citizen, married, a banker by profession, domiciled at Avenida Andrés Bello number two thousand six hundred eighty seven, seventh floor, district of Las Condes, Santiago, holder of foreign resident identity card fourteen million six hundred forty eight thousand three hundred ninety seven dash six, on behalf of CITIBANK N.A., NEW YORK, as certified, hereinafter the "BANKING INSTITUTION", a legal person in the banking business, domiciled at Park Avenue three hundred ninety nine, city and state of New York, in the United States of America, incorporated under the laws of the State of New York, organized and incorporated under the laws of the United States of America; and Mr. **ENRIQUE GARCÍA ALVAREZ**, a Spanish citizen, married, a road, canal and port engineer by profession, holder of foreign identity card number fourteen million seven hundred four thousand one hundred fifty six, dash K, domiciled at Avenida Presidente Kennedy number five thousand four hundred fifty four, district of Vitacura, Santiago, on behalf of ENERSIS S.A., as certified, a loosely held corporation in the line of business as per its name, domiciled at the same address, hereinafter, the "RECIPIENT COMPANY"; all attendees are of legal age and certify their identities by means of the aforementioned identity cards, and state: That they are here to subscribe the following Agreement (hereinafter, the "AGREEMENT") pursuant to the provisions of article forty seven of the Constitutional Organizational Law of the Chilean Central Bank, contained in ARTICLE ONE of Law number eighteen thousand eight hundred

forty, the purpose of which is to establish the foreign exchange scheme which is to govern the investment to be made pursuant to the provisions set forth in Chapter Twenty Six, Title One of the Compendium on Foreign Exchange Rules of the Chilean Central Bank, approved by Agreement number thirty seven dash zero one dash nine zero zero six two five and its subsequent amendments, hereinafter, "CHAPTER TWENTY SIX". **ONE**: The parties hereto state for the record that this Agreement is subscribed taking into account the following background information: a) The request submitted to the Bank by the **BANKING INSTITUTION** and the **RECIPIENT COMPANY**, on August tenth, year two thousand, for the purposes of submitting to the provisions of CHAPTER TWENTY SIX, Heading One, of the Compendium of Foreign Exchange Rules of the Chilean Central Bank, and subscribe the Agreement referred to therein. b) Letter number two hundred seventy seven by the Manager of the International Division of the BANK, dated August twenty ninth, year two thousand, whereby approval was granted of the application mentioned in letter a) above; c) The fact that the RECIPIENT COMPANY has non-subscribed and non-paid shares available for the capital increase approved by its Special Shareholders' Meeting held on April thirtieth, nineteen ninety nine, summarized in a public instrument on May twenty sixth, nineteen ninety nine at the Santiago Public Notary's Office of Mr. Patricio Zaldivar Mackenna. d) The BANKING COMPANY has expressed in the application referred to in letter [a] above, that as agent on its own behalf and on behalf of foreign investors, hereinafter, the "INVESTORS", and of Bear Stearns

& Co. Inc.; J. P. Morgan Securities Inc. and Credit Lyonnais Securities [USA] Inc. as Underwriters, hereinafter the "UNDERWRITERS", all domiciled and residing abroad, it shall proceed to subscribed and pay up to two billion five hundred eighty million new shares of those referred to in letter c) above, as provided for in CHAPTER TWENTY SIX. These shares are to be represented by certificates issued by the BANKING INSTITUTION, called "American Depository Receipts", hereinafter, the "CERTFICATES", which will be underwritten by means of a public offering. e) The INVESTORS and/or the UNDERWRITERS shall provide the Banking Institution the revenue in foreign currency that the latter shall enter into the country and convert on the Formal Exchange Market for the purpose of using the product of such a conversion for subscribing and paying the referred shares and amounts of expenses and taxes applicable to the transaction, if any. f) The BANKING INSTITUTION: i) shall issue the CERTFICATES as depository, ii) said CERTFICATES shall include the rights of their holders over a certain amount of shares of the RECIPIENT COMPANY, and iii) the BANKING INSTITUTION shall keep a registry of the CERTFICATES wherein their holders shall be identified. g) The shares represented by the CERTIFICATES shall be registered in the Shareholders' Registry of the RECIPIENT COMPANY under the BANKING INSTITUTION's name itself or as agent in its own name on behalf of the holders of the CERTIFICATES, and shall be deposited with the Banco de Chile, a banking institution established in the country domiciled at Ahumada two hundred fifty one, Santiago, which shall act as custodian, hereinafter, the "CUSTODIAN BANK" or in a private

securities depository and custody entity as per Law number eighteen thousand eight hundred seventy six, hereinafter, the "CUSTODIAN ENTITY", in which case the referred shares shall be registered under the name of the referred entity in the Registry of Shareholders of the RECIPIENT COMPANY. h) The Agreement subscribed between the BANKING INSTITUTION and the CUSTODIAN BANK and authorized on February sixth, nineteen ninety five, before Notary Public of Santiago, Mr. Humberto Santelices Narducci, which only applies with regard to the actions the CUSTODIAN BANK is to carry out pursuant to the provisions of CHAPTER TWENTY SIX. i) The certification issued by the Superintendence of Securities and Insurance, on August twenty sixth, nineteen ninety nine, certifying that the RECIPIENT COMPANY is registered with the Registry of Securities of the foregoing Superintendence. **TWO:** The BANKING INSTITUTION is hereby authorized to conduct capital increases in currencies that are generally accepted on foreign exchange markets, within ninety days following the date of this Agreement, pursuant to the provisions set forth in section number four of CHAPTER TWENTY SIX, currency which it shall convert to local currency on the same day it enters the country, whereby within sixty banking business days following the conversion, the product of such conversion shall be allocated to acquiring a portion or all of the shares indicated in letter [d] of Clause One. The exchange rate at which the respective transaction shall be conducted shall be freely convened by the BANKING INSTITUTION with one or more banking institutions established in the country. For the sole purposes of such revenue entering the country and being converted, which shall be conducted exclusively on the formal exchange market, the

procedure shall be as per the provisions set forth in Chapter Fourteen, Heading One of the Compendium of Foreign Exchange Rules of the Chilean Central Bank, with the special indication that the object of the entry of such capital revenue is: "Chapter Twenty Six, Heading One, Compendium of Foreign Exchange Rules of the Chilean Central Bank". **THREE**: Once each entry has been made of the capital revenue referred to in the above clause, the BANKING INSTITUTION shall notify the MANAGEMENT OF THE INTERNATIONAL DIVISION OF THE BANK, hereinafter, the "DIVISION MANAGEMENT", that it has proceeded to subscribe and pay the relevant shares. The foregoing notification, which should be sent to the DIVISION MANAGEMENT within sixty days following the respective conversion of the relevant capital revenue, should contain the following information: a) Number of shares acquired and net value paid for them, b) detail and amount of expenses and taxes applicable to the acquisition of the shares, if any; c) certification issued by the RECIPIENT COMPANY, signed by the Manager or Legal Representative, indicating that the shares acquired are registered under the BANKING INSTITUTION's name in the Shareholders' Registry of the RECIPIENT COMPANY d) certification issued by the CUSTODIAN BANK regarding the fact that it holds the acquired shares under its custody, and e) certification by the BANKING INSTITUTION indicating that it has proceeded to issue the relevant CERTIFICATES and has registered the same. **FOUR**: This same AGREEMENT may be claimed for any new capital revenue brought to the country by the BANKING INSTITUTION for the purposes of subscribing and paying for shares representing capital

increases of the RECIPIENT COMPANY made pursuant to agreements convened at the aforementioned Special Shareholders' Meeting, which may have remained unsubscribed by its shareholders or under preferential option subscription by assignees. Such capital revenue should be in currencies generally accepted on foreign exchange markets, which are deemed to be those published by the BANK pursuant to article forty four of the Constitutional Organizational Law, and should be converted to local currency through a banking institution established in the country on the same day of entry, and within five banking business days following the transaction it should be allocated to the subscription and payment of the shares relevant to the capital increase and the amounts pertinent to expenses and taxes applicable to such a purchase, if any. In the situation contemplated in this clause, it shall be indicated upon entering the new capital revenue, that such an entry is conducted as per the provisions set forth in section four point two of CHAPTER TWENTY SIX, and the information referred to in letters [a], [d] and [e] of section two point three of the same Chapter shall be included. These new entries of capital revenue shall remain under this AGREEMENT as of their date of entry once the BANKING INSTITUTION notifies the DIVISION MANAGEMENT that it has conducted the acquisition of shares of the RECIPIENT COMPANY, notification which shall be required to be made within sixty business banking days following the subscription and payment of such shares and shall include the information referred to in clause Three above. **FIVE:** In the exercise of the powers conferred to it in Article forty-seven of its Organizational Law, the BANK hereby grants the BANKING INSTITUTION access to the Formal Foreign Exchange Market,

in accordance with the provisions set forth in CHAPTER TWENTY-SIX, number eight, to transfer the product in pesos, in the national legal tender, of the following abroad: a) The net dividends which the RECIPIENT COMPANY agrees to distribute. The BANKING INSTITUTION must adopt the procedures it deems pertinent for providing the holders of the CERTIFICATES with the portion of the dividends it has received on their behalf; b) the net product of total or partial transfers of ownership conducted in a round through the Stock Exchange referred to in Clause Six, of the shares which it has held and which have been registered in its name in the RECIPIENT COMPANY Shareholders' Registry. The aforementioned right of access shall also be granted for the product of total or partial transfers of ownership over paid-up shares or those which result from divisions, mergers, capital decreases, liquidation of corporations, or other similar circumstances, or from the transfer of preferential options or rights. In order to exercise the right of access referred to above, which only applies to those with legal addresses and residence abroad, the DIVISION MANAGEMENT must be submitted an application in accordance with the terms set forth in numbers seven and eleven of CHAPTER TWENTY-SIX, as the case may be.

SIX: This AGREEMENT shall also apply to capital revenue brought to the country by individuals or legal entities with legal addresses and residence abroad in foreign currencies generally accepted in foreign exchange markets, which shall be interpreted as those indicated in Clause Four, for the purposes of purchasing shares from the RECIPIENT COMPANY on behalf of third-party shareholders who assign the same pursuant to Underwriting Agreements, in accordance with the provisions set forth in number ten, paragraph

one of CHAPTER TWENTY-SIX, or in rounds through Stock Exchanges authorized in accordance with Law eighteen thousand, forty-five on Securities Markets, hereinafter called, "STOCK EXCHANGES". The aforementioned persons who produce said capital revenue based on the provisions in effect on the date the revenue is produced shall be entitled to the rights referred to in this AGREEMENT and CHAPTER TWENTY-SIX, and shall only be deemed parties to the Agreement as of the moment they fulfill the requirements established in CHAPTER TWENTY-SIX, number ten, and exercise their rights in the manner indicated therein. **SEVEN:** CERTIFICATE holders may at any time require that the BANKING INSTITUTION that issues the same substitute them for the relevant amount of RECIPIENT COMPANY shares which they represent, for the purposes of which the measures necessary for transferring the relevant shares to their holder and registering the same in the RECIPIENT COMPANY Shareholders' Registry must also be adopted. Those who purchase shares in accordance with the provisions set forth in the above paragraph may transfer the ownership of said shares or the rights generated by the same on the STOCK EXCHANGES at any time while they are holders of said shares, and must do so using the mechanism established in CHAPTER TWENTY-SIX, number seven, paragraphs three and four. The relevant right of access must be exercised by its holder in the manner provided for in CHAPTER TWENTY-SIX, numbers seven and eleven, as the case may be. This right may also be exercised by heirs or legal entities with legal addresses and residence abroad who have purchased the relevant shares or rights as a result of a liquidation, division, merger—or similar circumstance—by the legal entity which was the former holder of the same. For the purposes of

this clause, the shareholders and holders of the relevant rights shall be subject to each and every one of the requirements and conditions included in CHAPTER TWENTY-SIX. EIGHT: The persons who enter capital revenue to the country in accordance with Clause Six above and are covered by this AGREEMENT, as a result may deposit all or part of the shares purchased with the product of the exchange of said capital in the CUSTODIAN BANK, in exchange for the relevant CERTIFICATES. Furthermore, the persons who have received shares from the RECIPIENT COMPANY in exchange for CERTIFICATES in accordance with the transaction described in Clause Seven above, and who as a result of the right to access the Formal Exchange Market referred to in this AGREEMENT may again deposit all or part of the same RECIPIENT COMPANY shares in the CUSTODIAN BANK in exchange for the relevant CERTIFICATES. In any of the cases listed in this clause, the BANKING INSTITUTION shall subrogate the depositor of RECIPIENT COMPANY shares in the right to access the Formal Exchange Market to which the latter is entitled pursuant to this AGREEMENT. In the event that the transfer is partial, the depositor of RECIPIENT COMPANY shares shall maintain its right to access the Formal Exchange Market for the shares which remain in its power. **NINE**: The BANK shall authorize the entity participating in the Formal Exchange Market to conduct the pertinent transfers abroad once the holder or its representative submits the respective application to the DIVISION MANAGEMENT, having included the pertinent information, whether it is the relevant holder or the source of the revenue resulting in said access, in accordance with the provisions set forth in numbers seven and eleven of CHAPTER TWENTY-SIX. In the event that the BANK fails to reply to the respective applications for access submitted to it in accordance

with this clause within a timeframe of seven banking business days as of the date of receipt by DIVISION MANAGEMENT, said applications shall be considered as approved upon certification by the BANK's Authenticating Officer, issued within the third banking business day following submission of the relevant application based on the referred failure to issue a reply within the timeframe indicated. **TEN:** The BANK hereby waives the RECIPIENT COMPANY of its obligation to convert the foreign currency it acquires on the Formal Foreign Exchange Market into pesos, the national legal tender, for the purposes of paying UNDERWRITERS a commission of up to three point five percent of the value of CERTIFICATES actually underwritten in the INITIAL ISSUANCE, and of up to one million, five hundred thousand United States dollars for the purposes of reimbursing expenses incurred by the RECIPIENT COMPANY abroad. The percentile commission referred to shall become due and payable the same day each foreign currency entered is converted. The expenses reimbursed shall be due and payable from the same day the income in a foreign currency is converted as the first purchase of the CERTIFICATES for the INITIAL ISSUANCE to the ninetieth day following said exchange. The RECIPIENT COMPANY shall attest to fulfillment of this obligation before the BANK by reporting the number of each Computer List of Foreign Exchange Invisible Trade Operations (Expenditure) for the foreign currency purchase, directly to International Financing Transactions Management within the two banking business days following the day it is put together. **ELEVEN:** In cases entailing the capital revenues referred to in Clause Six of this COVENTION in which the purchase of RECIPIENT COMPANY shares is not executed for any reason within five banking business days as of

exchange of the respective income, the holder may ask the BANK for access to the Formal Foreign Currency Market for the purposes of sending the income obtained abroad. To exercise this right, it must submit the relevant application to DIVISION MANAGEMENT within seven banking business days following the conversion of the respective capital revenue. **TWELVE:** For all the purposes of this AGREEMENT and of the provisions contained in CHAPTER TWENTY-SIX, the parties hereby stipulate that the investments and transfers referred to in the clauses and regulations shall only be carried out on the Formal Exchange Market, and it must conduct the relevant transfer using foreign currency purchased on said market. Furthermore, the parties hereby attest to the fact that any matters which are not regulated in this AGREEMENT shall be governed by each and every one of the provisions, conditions, and obligations set forth in CHAPTER TWENTY-SIX. **THIRTEEN:** The effects of this AGREEMENT shall be contingent upon fulfillment of the following essential conditions: a) Entry of the capital revenue referred to in Clause Two, in the manner and in accordance with the terms established therein; b) The notification referred to in Clause Three must be sent promptly and in the manner provided for therein. **FOURTEEN:** In the event that not all the shares for the capital increase referred to in paragraph c) of Clause ONE have been subscribed and paid upon expiry of the preferential offering period and provided the international offering has been executed, CERTIFICATE holders or those with residence and legal addresses abroad who purchase said shares directly from the RECIPIENT COMPANY (at a price no lower than the price of the preferential offering) or in a round on the Stock Exchange may apply the provisions set forth in CHAPTER TWENTY-SIX to the same. **FIFTEEN:** Any expenses, rights, or taxes which result

from this AGREEMENT shall be charged to the RECIPIENT COMPANY, which binds itself to deliver two authorized copies of the relevant instrument to the DIVISION MANAGEMENT within ten days of the date on which it is signed. **SIXTEEN:** For all the legal and court-related purposes of this AGREEMENT, the parties hereby establish their legal address in the city of Santiago and submit themselves to the jurisdiction of the Courts established in said city, and expressly extend the respective venue. **SEVENTEEN:** The parties agree to amend the Agreements into which they entered previously, contained in public instruments issued on October fifteenth, nineteen ninety three and February thirteenth, nineteen ninety six before Santiago Notary Public, Mr. Humberto Santelices Narducci, to include the fact that both the previous issuance and new issuance of the shares which originated the previous Agreement and are subject to the regulations set forth in this Agreement and the provisions established in CHAPTER TWENTY-SIX currently in effect. **LEGAL REPRESENTATION:** Mr. GUILLERMO LE FORT VARELA's power to legally represent the Central Bank of Chile is attested to in Agreement seven three one dash zero four dash nine nine zero one two eight issued by its Council on January twenty-eight, nineteen ninety nine. Mr. Arial Sevi's power to legally represent the BANKING INSTITUTION is attested to in public instrument dated April fifteen, nineteen ninety seven and issued before Santiago Notary Public Mr. Humberto Santelices Narducci. Mr. Enrique García Alvarez's power to legally represent the RECIPIENT COMPANY is attested to in the public instrument dated July six, nineteen ninety nine and issued at the Santiago Notary Public's Office of Mr. Patricio Zaldívar Mackenna. The above legal representations are

excluded from this document at the request of the parties and authorizing Notary, as they are known to the same. In witness whereof, I hereby certify and attest to the parties signing this instrument after having read the same.

SIGNATURE

CENTRAL BANK OF CHILE

SIGNATURE

CITIBANK N.A.

SIGNATURE

ENERSIS S.A.

Entered in the notary's registry under No. 16.366/30

Tax: ____________

12%: 5 copies

Rights: $60,000

Formalities: ___________

Total: $60,000

I HEREBY CERTIFY that this photocopy is true to its original, which is a public instrument entitled "Agreement from Chapter XXVI of Heading I", dated October 13, 2000 issued before Notary Public Mr. Patricio Zaldivar. It is hereby attested to that the signatures of the appearing parties and Notary Public may be found on page 2819. Santiago, July 17, 2007.

UNUSED

ELEVENTH NOTARY PUBLIC'S OFFICE
ALVARO BIANCHI ROSAS
Dr. Sotero del Rio 322
SANTIAGO, CHILE

T.S.L. NOTARY REGISTRY NO. 4..376/08 **00092729.806**

MODIFICATION OF FOREIGN CURRENCY EXCHANGE AGREEMENTS

BANCO CENTRAL DE CHILE

AND

ENERSIS S.A.

AND

CITIBANK, N.A.

On September twenty-four, two thousand eight, in **Santiago**, Chile, the following parties appear before me, **ÁLVARO BIANCHI ROSAS**, an attorney, Notary Public of the Eleventh Santiago Notary Office at Sótero del Río number three hundred twenty-two: Mr. **JOSE MANUAL GARRIDO BOUZO**, Chilean, married, a business engineer, holder of national identity card number eight million, six hundred nineteen thousand, four hundred seven dash nine, on behalf of the **CENTRAL BANK OF CHILE**—as shall be certified—a public legal entity, the legal address of both of which is Agustinas number one thousand, one hundred eighty, in the district and city of Santiago, hereinafter called the "**BANK**"; Mrs. **CARINA ONETO IZZO**, Chilean, single, employed, holder of identity card number six million, three hundred sixty-two thousand, eight hundred seven, dash seven, whose legal address for the purposes of this instrument is AvenidaAndrés Bello

number two thousand six hundred eighty-seven, Floor five, district of Las Condes, Santiago, on behalf of**CITIBANK, N.A.**, as shall be accredited, hereinafter called the "**BANKING INSTITUTION**", a legal entity the line of business of which is banking and the legal address of which is Park Avenue three hundred ninety-nine, in the city and State of New York, the United States of America, duly established under the laws of the State of New York, and the legal address of which is the one indicated above for the purposes of this instrument; and Mr. **IGNACIO ANTOÑANZAS ALVEAR**, Spanish, married, a mining engineer, identity card number twenty-two million, two hundred ninety-eight thousand, six hundred seventy-two dash one, whose legal address for the purposes of this instrument is Avenida Santa Rosa number seventy-six, Floor seventeen, district and city of Santiago, on behalf of **ENERSIS S.A.**—as shall be accredited—a publicly traded corporation with the aforementioned legal address whose line of business is investments, Tax Registration Number ninety-four million, two hundred seventy-one thousand dash three, hereinafter called, the "**RECIPIENT COMPANY**"; all of whom are of legal age and hereby attest to their identities with the referred national identity cards and state as follows:**ONE**: In accordance with the provisions set forth in Article fortyseven of the Central Bank of Chile's Organizational Law contained in ARTICLE ONE of Law number eighteen thousand, eight hundred forty, and for the purposes of establishing the foreign exchange scheme applicable to investments performed under former Chapter Twenty-six, Heading One of the Compendium of Foreign Exchange Rules, the BANK, the BANKING INSTITUTION, and the

RECIPIENT COMPANY entered into the following foreign exchange agreements, collectively referred to as the "AGREEMENTS": (i) The Agreement dated October fifteenth, nineteen ninety three, issued by public instrument at the Santiago Notary Public's Office of Mr. HumbertoSantelicesNarducci, Notary Registry number four thousand, one hundred seventeen; the Agreement dated February thirteenth, nineteen ninety six, issued by public instrument at the Santiago Notary Public's Office of Mr. HumbertoSantelicesNarducci, Notary Registry number one hundred fifty-six; (iii) the Agreement dated October twelfth, two thousand, issued by public instrument at the Santiago Notary Public's Office of Mr. Patricio ZaldívarMackena, NotaryRegistry number sixteen thousand, three hundred sixty-six; (iv) Furthermore, by way of a public instrument dated September seventh, two thousand, issued at the Santiago Notary's Office of Mr. Patricio ZaldívarMackena, Notary Registry number fourteen thousand, one hundred six, amendments were introduced to the foreign exchange agreements indicated in numbers (i) and (ii) of this clause, for the purposes of including a capital increase by the RECIPIENT COMPANY in the same, under the terms and conditions established in said instruments. **TWO**:Through this instrument the parties have agreed to amend the AGREEMENTS in accordance with the provisions set forth in number two of the Agreement by the Central Bank of Chile, number one thousand, three hundred thirty three dash one on May tenth, two thousand seven, granting the RECIPIENT COMPANIES which to the date of said Agreement and to August thirty first, two thousand seven,had agreed to capital increases by issuing paid-up shares

following elimination of the referred Chapter XXVIthe one-time option to request that the BANKallow the portion of said capital increases for shares actually subscribed and paid for by August thirty first, two thousand eight to be governed by the foreign exchange agreements in effect. For the above purposes, the following has been taken into account: a) Resolution number one thousand, two hundred twenty eight by the General Management of the Central Bank of Chile, dated May twenty third, two thousand seven, which contains the operational instructions for applying Board Agreement number one thousand, three hundred thirty three dash zero one, indicated above. b) The RECIPIENT COMPANY's Special Shareholders' Meeting held on March thirty first, two thousand three, the minutes of which were summarized in a public instrument on April ninth of the same year at the Santiago Notary Public's Office of Mr. Patricio ZaldívarMackenna, in which it was agreed to increase ENERSIS S.A.'s capital by issuing paid-up shares. c) A letter dated July twentyfourth, two thousand seven, signed by the RECIPIENT COMPANY and BANKING INSTITUTION requesting authorization from the BANK for the shares from the capital increase approved by the Special Shareholders' Meeting indicated in letter b) above to be governed by the AGREEMENTS. d) Letter number fourteen thousand, three hundred twentyfive by the BANK's General Manager, dated September thirteenth, two thousand seven, authorizing the amendment to the AGREEMENTS in accordance with the request made by the RECIPIENT COMPANY and BANKING INSTITUTION. **THREE:** Wherefore, by this act the BANK, BANKING INSTITUTION and RECIPIENT COMPANY hereby amend the AGREEMENTS in accordance with

the following terms: (i) The parties who appear before me agree that the portion of the capital increase established at the Special Shareholders' Meeting held on March thirty first, two thousand three shall be governed by the foreign exchange scheme established in the AGREEMENTS, and extend the effects of the same to twentyfour billion three hundred sixty million one hundred forty six thousand three hundred sixty five paid-up shares resulting from said capital increase, effectively subscribed and paid for; (ii)the parties further state that the AGREEMENTS shall remain fully effective regarding all matters not amended by this modifying agreement, and furthermore ratify that they shall be subject to the rules of Chapter XXVI effective to April eighteenth, two thousand one. It is hereby attested that in accordance with the Certificate issued by the Superintendence of Securities and Insurance on July eighteenth, two thousand seven, appended at the end of this instrument and deemed to be a part of it, the aforementioned Special Shareholders' Meeting of the RECIPIENT COMPANY held on March thirty first, two thousand three, approved a capital increase through the issuance of twenty four billion three hundred eighty two million nine hundred ninety four thousand four hundred eighty eight shares, of which twenty four billion three hundred sixty million one hundred forty six thousand three hundred sixty five shares were actually subscribed and paid for, as a result of which the RECIPIENT COMPANY's equity to May tenth, two thousand seven is thirty two billion six hundred fifty one million one hundred sixty six thousand four hundred sixty five subscribed and paid shares. **FOUR**: The parties state that the

effects of the AGREEMENTS include all the shares comprising the RECIPIENT COMPANY's equity as indicated in clause three above. The parties further agree that the effects of this instrument regarding the capital increase referred to in clause three above shall be contingent on the condition that prior to any future capital increases of the RECIPIENT COMPANY, the BANK be notified regarding the precautionary measures adopted pursuant to the provisions set forth in number III of Resolution one thousand two hundred twenty eight issued by the General Management of the Chilean Central Bank, for the purposes of adequately identifying the shares that are under the foreign exchange rules currently in effect, executed in accordance with the provisions of former Chapter XXVI, in such a manner that their holders have the necessary information to distinguish such shares from those issued in future capital increases. **FIVE**: Any expenses, duties, or taxes arising from this AGREEMENT shall be charged to the RECIPIENT COMPANY, which binds itself to deliver an authorized copy of the relevant instrument to the Foreign Exchange and Statistical Compilation Office within ten days of the date on which it is signed.**SIX**: For all the legal and court-related purposes of this AGREEMENT, the parties hereby establish their legal address in the city of Santiago and submit themselves to the jurisdiction of the Courts established in said city. **MR. JOSÉ MANUEL GARRIDO BOUZO'S power to legally represent** the Central Bank of Chile is attested to in Board Agreement number one thousand four hundred twelve dash zero two, dated May twenty ninth, two thousand eight. **MRS. CARINA ONETO IZZO'S power to legally representCITIBANK N.A.** as agent in Chile is attested to

in a Special Power of Attorney issued by Citibank N.A. to Banco de Chile on August twenty sixth, two thousand eight in New York, U.S.A., which was duly legalized and registered at the Santiago Notary Public's Office of Mr. Patricio ZaldívarMackenna, and in the power of attorney to represent Banco de Chile, attested to in public instrument issued on March thirteenth, two thousand eight at the Santiago Notary Public's Office of Mr. René Benavente Cash. **MR. IGNACIO ANTOÑANZAS ALVEAR'S** power to legally represent **ENERSIS S.A.** is attested to in a public instrument issued on April seventeenth, two thousand eight, at the Santiago Notary Public's Office of Mr. Patricio ZaldívarMackenna.The above legal representations are excluded from this document at the request of the parties and authorizing Notary, as they are known to the same. In witness whereof, I hereby certify and attest to the parties signing this instrument after having read the same. It is hereby attested to that this public instrument is comprised of four pages typed on both sides. Copies are provided. I hereby attest to it. José Manuel GarridoBouzo. Carina OnetoIzzo. Ignacio AntoñanzasAlvear.

A. BIANCHI R. NOTARY PUBLIC - - - - - - -- - -

APPENDING TO THE FOREGOING PUBLIC INSTRUMENT, THE FOLLOWING DOCUMENT IS ATTESTED TO: "Superintendence of Securities and Insurance. **CERTIFICATE.** I HEREBY CERTIFY that according to information provided by **ENERSIS S.A.**, the following is true:**One:** The companyisaloosely controlled corporation registered with the Registry of Securities kept by this Superintendence under number one hundred sixty five, and its shares are also registered,

therefore it is deemed that it is making a public offering of its shares. **Two**: In a Special Shareholders' Meeting held on March thirty first, two thousand three, a capital increase was approved to be obtained through the issuance of twenty four billion three hundred eighty two million nine hundred ninety four thousand four hundred eighty eight paid-up shares, of which twenty four billion three hundred sixty million one hundred forty six thousand three hundred sixty five shares were actually subscribed and paid for, as a result of which the RECIPIENT COMPANY's equity to May tenth, two thousand seven is thirty two billion six hundred fifty one million one hundred sixty six thousand four hundred sixty five subscribed and paid shares. This certificate is issued to be submitted to the Chilean Central Bank. SANTIAGO, July eighteenth, two thousand seven. Signed by: Carmen UndurragaMartínez, Authenticating Officer. Seal of the Superintendence of Securities and Insurance."

WHEREAS IN WITNESS OF, copies are provided. A. BIANCHI R. NOTARY PUBLIC.

I HEREBY CERTIFY that this photocopy is true to its original. Santiago, September twenty fourth, two thousand eight.

[Seal] [Signature]